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                                                                     EXHIBIT 4.1

                        SPECIMEN COMMON STOCK CERTIFICATE

UNITED COMMUNITY BANCORP

Incorporated Under the Laws of the State of North Carolina

This Certifies that _____________ is the owner of ________________ fully paid and nonassessable shares of the common stock of the par value $1.00 each of United Community Bancorp transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the state of North Carolina, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _______________________

_________________________                   _______________________
Secretary                                   President

Countersigned

______________________________
Transfer Agent and Registrar

________________________________________________________________________________

UNITED COMMUNITY BANCORP

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -- _______ (Cust) Custodian for _________ (Minor) under Uniform Gifts to Minors Act _____ (State)

Additional abbreviations may also be used though not on the above list.

For value received, the undersigned hereby sell, assign and transfer unto __________ Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________

Signature(s) Guaranteed ______________________